UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 10, 2024

TOUGHBUILT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8669 Research Drive, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(949) 528-3100

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock	TBLT	The Nasdaq Stock Exchange, LLC

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on a Current Report on Form 8-K filed on July 11, 2023, on July 7, 2023,
ToughBuilt Industries, Inc. (the “
Company
”) received written notice (the “
July 2023 Notice
”) from The Nasdaq Stock Market LLC (“
Nasdaq
”) informing the Company that the Company had failed to maintain a minimum bid price of at least $1.00 per share for the prior 30 consecutive trading day period from May 23, 2023 to July 6, 2023, based upon the closing bid price for its common stock as required by Nasdaq Listing Rule 5550(a)(2) (the “
Minimum Bid Rule
”).

Pursuant to the July 2023 Notice, under Nasdaq Listing Rule 5810(c)(3)(A), the Company initially had 180 calendar days, or until January 3, 2024, to regain compliance with the Minimum Bid Rule (the “
Initial Compliance Period
”). To regain compliance, the closing bid price of the Company’s common stock must have met or exceeded $1.00 per share for a minimum of 10 consecutive trading days prior to the
expiration of the Initial Compliance Period, with the possible extension by Nasdaq for an additional 180 calendar days under Nasdaq Listing Rule 5810(c)(3)(A), provided that the Company satisfied the continued listing requirement for the market value of publicly held shares under Nasdaq Listing Rule 5550(a)(4) and all other initial listing standards for the Nasdaq Capital Market with the exception of the Minimum Bid Rule.

As previously reported by the Company on a Current Report on Form 8-K filed on December 11, 2023, at the Company’s annual stockholders meeting held on December 11, 2023, the stockholders of the Company approved to amend the Company’s articles of incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-20 to 1-for-100, with such ratio to be determined by the Company’s board of directors. As previously reported by the Company on a Form 8-K filed on December 26, 2023,  on December 21, 2023, the Company filed an amendment to the Company’s articles of incorporation with the Secretary of State of Nevada to effect a reverse stock split at a ratio of 1-for-65 (the “
Reverse Stock Split
”).  The Company’s common stock commenced trading on a post-split basis on January 2, 2024. The Company effected the Reverse Stock Split to regain compliance with the Minimum Bid Rule.

On January 10, 2024 (the seventh consecutive trading day the closing bid price of the Company’s common stock exceeded $1.00 per share) the Company received a letter (the “
January 2024  Notice
”) from Nasdaq stating that the Company had failed to regain compliance with the Minimum Bid Rule before the expiration date of the Initial Compliance Period. Because the Company did not have a public float of at least one million unrestricted publicly held shares on January 3, 2024 as required under Nasdaq Listing Rule 5505(a)(2), Nasdaq notified the Company in the January 2024 Notice that the Company was not eligible to receive an additional 180 calendar days to regain compliance with the Minimum Bid Rule.

On January 17, 2024, the Company received written notice from Nasdaq (the “
Nasdaq Compliance Notice
”)
 that it had determined that for the last 10 consecutive business days, from January 2, 2024 to January 16, 2024, the closing bid price of the Company’s common stock has been at $1.00 per share or greater, and accordingly, the Company regained compliance with Minimum Bid Rule.  Nasdaq informed the Company in the Nasdaq Compliance Notice that it now considered this matter closed.

Item 8.01 Other Events.

                The disclosure under Item 3.01 of this Current Report on Form 8-K pertaining to the Company’s regaining compliance with Nasdaq Listing Rule 5550(a)(2) on January 1
7
, 2024 is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: January 17, 2024	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer